SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K
Current Report



Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934




Date of Report:	December 29, 1999
		(Date of earliest event reported)



PROGRESSIVE TELECOMMUNICATIONS CORPORATION
Exact name of registrant as specified in its charter



	 Nevada                      		        	  0-15413           95-3480640
State of other jurisdiction of		     Commission File No.		  I.R.S. Employer
incorporation or organization						                            ID No.



601 Cleveland Street, Suite 930, Clearwater, Florida  33755
(Address of principal executive offices)


Registrant's telephone number, including area code:	(727) 466-9898


						N/A
(Former name or former address if changed since last report)




Item 6.  OTHER EVENTS

On December 29, 1999 Progressive Telecommunications Corporation
(the "Registrant") and CorpHQ, Inc. ("CorpHQ") entered into a non-binding letter of intent pursuant to which the Registrant has agreed to acquire 100% of the issued and outstanding common stock of CorpHQ from its shareholders. The Registrant will acquire the CorpHQ shares at the rate of $1.50 per share payable in common shares of the Registrant. There are 4,412,780 shares of CorpHQ issued and outstanding, based on the current market price of ($4.31) the Registrant would be obligated to issue an aggregate of 1,535,770 shares to the shareholders of CorpHQ.

The closing of the transaction is conditioned upon, among other things, an audit of the financial statements of CorpHQ, due diligence and approval of the board of directors of each company.

The transaction will be two-tiered, with shareholders owning in excess of 80% of CorpHQ exchanging their shares for the Registrant's shares at the first closing. Thereafter, the Registrant will file a registration statement under the Securities Act of 1933, as amended, and Proxy Statement to offer shares of the Registrant to the remaining shareholders of CorpHQ.

The description contained herein of the transaction is qualified in its entirety by reference to the Letter of Intent and their Press Release dated December 29, 1999, which are attached as Exhibits 2.1 and 99.1, respectively.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

	(a)	Financial Statements

		None.

	(b)	Pro Forma Financial Information

		None.

	(c)	Exhibits

2.1	Letter of Intent dated December 29, 1999 between Progressive
 Telecommunications Corporation and CorpHQ, Inc.

99.1	Progressive Telecommunications Corporation Press Release dated
 December 29, 1999.



Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						PROGRESSIVE TELECOMMUNICATIONS
						CORPORATION



						By:       /s/ Barry Shevlin
						           Barry Shevlin, CEO



Dated:  January 12, 2000
P9725290